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                                 PROMISSORY NOTE

US$ 128,000,000                                                    April 4, 2002

         FOR VALUE RECEIVED, PXRE CORPORATION, a corporation organized under the laws of Delaware (the "Maker"), hereby promises to pay to the order of PXRE REINSURANCE (BARBADOS) LTD., a Barbados corporation (the "Payee;" Payee, and any subsequent holder or holders hereof, being hereinafter referred to collectively as "Holder"), the principal sum of One Hundred Twenty Eight Million Dollars (US $128,000,000.00) (the "Loan") in lawful money of the United States of America without grace, at the office of Payee at Chelston Park Building No. 2, Collymore Rock, St. Michael, Barbados, or at such other place as Holder may designate to Maker in writing from time to time.

         Interest will accrue on the unpaid principal amount of this Note during the period from and including the date hereof to (but excluding) the date on which the outstanding principal amount of this Note is paid in full at a rate per annum equal to 7.03% based on a 360-day year and charged on the basis of actual days elapsed, from the date hereof until payment in full.

         Interest shall be payable semi-annually, in arrears, on the outstanding principal amount on June 30 and December 31 of each annual period during which the Loan remains outstanding, provided, however, that the first interest payment shall not be due and payable until December 31, 2002.

         Subject to acceleration upon the occurrence of an Event of Default (as defined below), the Loan shall be re-paid in full on April 30, 2012.

         If this Promissory Note or any payment required to be made hereunder becomes due and payable on a day which is not a Business Day (which for purposes of this Promissory Note means any day other than a Saturday or Sunday or a day on which commercial banks are not required or authorized to be closed in the State of New York) the due date thereof shall be extended until the next following Business Day and interest shall be payable during such extension at the rate provided for above.

         The Maker shall have the right, at any time, on not less than ten (10) days prior written notice to the Payee, to prepay, without penalty, the outstanding principal amount of this Promissory Note, in whole or in part, provided that any such prepayment shall be accompanied by payment of all accrued but unpaid interest on the principal amount of the Loan at the date of such prepayment.

A. Representations and Warranties. As an inducement to the Payee to make the Loan, the Maker represents and warrants to the Payee as follows:

         1. The Maker is a Delaware corporation. The making and performance of this Promissory Note will not (immediately or with the passage of time, the giving of notice, or both): (a) violate the certificate of incorporation or by-laws of the Maker or violate any laws or result in the default under any material contract, agreement or instrument to which the Maker is a party or by which the Maker or its property is bound; or (b) result in the creation or imposition of any lien upon any of the material assets of the Maker.

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         2.       The Maker has the corporate power and authority to enter into this Promissory Note and to incur the obligations herein provided for, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Promissory Note.

         3. This Promissory Note is the legal, valid and binding obligation of the Maker, enforceable in accordance with its terms, subject as to enforcement only to applicable bankruptcy, insolvency, reorganization and similar loans affecting creditors' rights generally and the availability of equitable remedies and public policy considerations.

         4. The Maker is not engaged in, or to the Maker's knowledge, threatened with any, legal action or proceeding by or before any court or administrative agency which, if adversely determined, would materially and adversely affect the financial condition or operations of the Maker.

B. Negative Covenants. Until the Loan is repaid in full, without the prior written consent of the Payee, the Maker shall not (except as otherwise provided below):

         1. directly or indirectly declare or make, or incur any liability to make, any "dividend" which would cause the Maker to be unable to meet its liabilities as they become due in the ordinary course. "Dividend" means (x) cash distributions or any other distributions on, or in respect of, any class of capital stock of the Maker, except for distributions made solely in shares of stock of the same class and (y) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock;

         2. incur, directly or indirectly, any indebtedness, obligations or liabilities, including guarantees and capital lease obligations (collectively, "Indebtedness") except:

                  a. Indebtedness arising out of this Promissory Note;

                  b. current liabilities for taxes and assessments incurred in the ordinary course of business;

                  c. Indebtedness in respect of current accounts payable or Indebtedness accrued and incurred in the ordinary course of business (other than for borrowed funds or purchase money obligations), provided that all such Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms;

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                  d. Indebtedness that ranks subordinate or pari passu, without preference or priority, to the Indebtedness evidenced by this Promissory Note;

         3.       amend its Certificate of Incorporation;

         4. create, incur, permit or suffer to exist any lien, mortgage, security interest, pledge, conditional sales agreement or other encumbrance ("Liens") upon any of its property or assets, now owned or hereafter acquired, except for "Permitted Liens." "Permitted Liens" means:

                  a. Liens for taxes not yet due and payable or which are being contested in good faith by proper proceedings promptly instituted and diligently conducted;

                  b. carriers', warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business;

                  c. easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business;

                  d. purchase money Liens securing Indebtedness, provided such Liens shall encumber only the asset acquired with the proceeds of such indebtedness and solely for the amount thereof; or

         5. change its method of accounting except as required by generally accepted accounting principles.

C. Affirmative Covenants. Until the Loan is repaid in full, the Maker agrees:

         1. to take all necessary steps to preserve the Maker's corporate existence and maintain all rights, privileges, franchises and licenses necessary or desirable in the normal conduct of its business. The Maker will comply in all material respects with all present and future laws, ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof or any court or similar entity applicable to it in the operation of its business (collectively, the "Laws") and all material agreements to which it is subject. The Maker will operate its business only in the ordinary course.

D. Event of Default. Any of the following shall constitute an "Event of Default" under this Promissory Note:

         1. Except as otherwise permitted by the terms hereof, the Maker fails to pay any installment of principal or interest on the Promissory Note on the respective dates therefore and such default continues for 30 days after notice of default from the Payee;

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         2.       The Maker defaults in the performance of any other terms or conditions of this Promissory Note or in the performance of any material covenants hereunder, and the default continues for 30 days after notice of default from the Payee;

         3. Any representation or warranty by the Maker contained herein or any other agreement delivered in connection herewith or therewith shall prove to be inaccurate in any material respect; or

         4. The Maker becomes insolvent or admits in writing its inability to pay its debts as they mature; or applies for, consents to, or acquiesces in the appointment of a trustee or receiver for any of their respective property; or in the absence of an application, consent, or acquiescence, a trustee or receiver is appointed for either of them or a substantial part of either entity's property and is not discharged within 90 days; or otherwise commits an act of bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against either of them and if instituted is consented to or acquiesced in by either of them or remains for 90 days undismissed.

                  If an Event of Default shall occur and be continuing, the Payee may (a) declare this Promissory Note to be immediately due and payable in full, by telefax or by notice mailed or delivered to the Maker at its address provided to the Payee from time to time, whereupon the same shall become forthwith due and payable without presentment, demand, protest and notice of dishonor of this Promissory Note or any other notice of any kind, all of which are hereby expressly waived, and (b) proceed to protect and enforce its rights hereunder, by action at law, suit in equity or otherwise. In the event of any such declaration, the Maker agrees to pay the Payee on demand from time to time such amounts as shall cover costs and expenses of collection of this Promissory Note including, without limitation, the fees and expenses of attorneys for the Payee advising the Payee with respect to its rights or collection of this Promissory Note.

E. Subordination. Notwithstanding anything contained herein to the contrary, the Maker's obligations under this Note are subordinate in right and time to Maker's obligations under that certain First Amended and Restated Credit Agreement, dated as of August 31, 1999, by and among PXRE Corporation (as Borrower), PXRE Barbados (Reinsurance) Ltd. and PXRE Group Ltd. (as Guarantors), certain banks and financial institutions listed on Schedule 1.1 thereof (collectively, as Lenders), and First Union National Bank (as Agent) as amended from time to time.


         Venue for any action at law, suit in equity or other proceeding brought in connection with this Promissory Note shall be in the federal courts of the United States of America in the Southern District of New York, or in the courts of the State of New York in New York City. The Maker hereby submits, to the fullest extent permitted by applicable law, to the nonexclusive jurisdiction of such courts for the purpose of any such action or proceeding. The foregoing provisions of this subsection shall not be construed to limit the right of any party hereto to serve any such writ, process or summons in any manner permitted by applicable law. Each party further agrees that a final judgment or order in any such action, suit or proceeding may be enforced against such party in any other jurisdiction by suit on such judgment or order in such other manner as may be permitted by applicable law.

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THE MAKER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM
BROUGHT BY ANY PARTY HERETO OR BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PROMISSORY NOTE.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws provisions thereof.

All payments to be made by the Maker hereunder shall be made without set-off, deduction or counterclaim of any kind whatsoever.

All payments to be made by the Maker hereunder shall be made free and clear of and without deduction for or on account of any present or future taxes or duties of any nature now or hereafter imposed (other than withholding taxes), unless the Maker is compelled by law to make payment subject to any such taxes.

IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note as of the date and year first above written.

PXRE CORPORATION


By: /s/ Bruce J. Byrnes
    --------------------------------
Name:  Bruce J. Byrnes
Its:   General Counsel & Secretary


Acknowledged:


PXRE REINSURANCE (BARBADOS) LTD.

By: /s/ Martin Hole
    --------------------------------
Name:  Martin Hole
Its:   Vice President


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